Exhibit 3.2
AMENDED AND RESTATED
CODE
OF
REGULATIONS
OF
WENDY’S INTERNATIONAL, INC.

September 29, 2008

i

CODE
OF
REGULATIONS
OF
WENDY’S INTERNATIONAL, INC.
1. SHAREHOLDERS’ MEETINGS
     Section 1.1.   Annual Meeting.
     The annual meeting of shareholders will be held at the day and time designated by the directors by action at a meeting or by a majority of directors then in office acting without a meeting. At the annual meeting the Corporation will lay before the shareholders financial statements for the most recent fiscal year and the shareholders will elect the directors.
     Section 1.2.   Special Meetings.
     Special meetings of shareholders may be called by (i) the Chairman of the Board, if any, or the President; (ii) the directors by action at a meeting, or by a majority of the directors acting without a meeting; or (iii) persons who hold 25% percent of all shares outstanding and entitled to be voted at said meeting. If a written request by any person or persons entitled to call a meeting of shareholders is delivered either in person or by registered mail to the President or Secretary, the officer receiving the notice will cause notice of the meeting to be given to the shareholders entitled to the notice of the meeting, to be held not less than seven nor more than 120 days after the receipt of such request, as the officer may fix. If the notice is not given within 40 days after the delivery or mailing of the request for a meeting, the person or persons requesting the meeting may fix the time of the meeting and give, or cause a designated representative to give, notice of the meeting.
     Section 1.3.   Place of Meetings.
     Any meeting of shareholders may be held either within or without the State of Ohio. The directors may also determine that a meeting will not be held at any physical place, but instead may be held solely by means of communications equipment that enables the shareholders (and proxyholders) to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with other participants.
     Section 1.4.   Notice of Meetings.
     Written notice stating the time, place (if any), and purposes of a meeting of the shareholders, and, if applicable, the means by which shareholders can be present and vote at the meeting using communications equipment is to be given not less than seven nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

     Notice is to be given by personal delivery, by mail, by overnight delivery service, or by any other means of communication authorized by the shareholder to whom notice is given.
     Section 1.5.   Waiver of Notice of Meetings.
     Notice of the time, place, and purpose of any meeting, whether required by law, by the Corporation’s Articles of Incorporation (the “Articles”), or by these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder. The written waiver is to be filed with or entered upon the records of the meeting. If a shareholder attends a meeting and does not protest the lack of proper notice, prior to or at the commencement of the meeting, the shareholder has waived any defect in the notice of that meeting.
     Section 1.6.   Record Date; Shareholder List.
     The directors may fix a record date for any lawful purpose which shall not be a date earlier than the date on which the record date is fixed, and with respect to the right (1) to receive notice of or to vote at a meeting of shareholders, (2) to receive payment of a dividend or distribution, or (3) to receive or exercise rights of purchase, subscription, exchange or conversion of shares or securities, shall be not more than 60 days preceding the date of the meeting, or the date set for payment or exercise of rights. At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their addresses and the number and classes of shares held by each, will be available to be produced at the request of any shareholder.
     Section 1.7.   Inspectors of Election; List of Shareholders.
     Unless the directors or the Chairman of a meeting acts to appoint another person or persons to act as inspectors of election, the Secretary of the Corporation will be the inspector of elections.
     Section 1.8.   Quorum.
     The shareholders present in person, by proxy or by the use of communications equipment at any meeting of shareholders are a quorum for the meeting. If there is a designated proportion of shares of any particular class or of each class for an action required by law, the Articles, or these Regulations, then the action cannot be taken by a lesser proportion.
     Section 1.9.   Voting.
     Except as otherwise required by statute or the Articles, a majority of the votes cast at a meeting of shareholders will control. Unless the Articles have been amended to eliminate cumulative voting, cumulative voting in the election of directors is to be permitted in accordance with the Ohio General Corporation Law.
     Section 1.10.   Action Without a Meeting.
     Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose. Any writing or writings evidencing shareholder action without a meeting is to be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains an affirmative vote or approval of that shareholder is a signed writing for purposes of this Section 1.10.
     Section 1.11.   Chairman of Meeting.
     Any meeting of shareholders will be chaired by the Chairman of the Board or, if the directors have not elected a Chairman of the Board, the President of the Corporation. If the officer who is responsible to chair a shareholder meeting under the preceding sentence is unavailable to do so, that officer may appoint any other officer of the Corporation to act as chairman of any shareholders’ meeting. Notwithstanding the foregoing, the directors may appoint any individual to act as chairman of any shareholders’ meeting.
2. DIRECTORS
     Section 2.1.   Election, Number and Term of Office.
     Unless the Articles provide for a different term, each director will hold office until the next annual meeting of shareholders, or until his successor is elected, or until his earlier resignation, removal from office or death. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates are eligible for election. The number of directors cannot be less than three, unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of directors may be less than three but not less than the number of shareholders. Subject to the preceding sentence, the number of directors may be fixed or changed at a meeting of the shareholders, called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal.
     Section 2.2.   Directors Meetings.
     Regular meetings of the directors will be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the directors, and such meetings may be held without further notice. Meetings of the directors may be called by the Chairman of the Board, if any, by the President, by the Secretary, or by any two directors. Written notice of the time and place of a meeting must be given to each director either by personal delivery or by mail, telegram, or cablegram at least 48 hours prior to the time of the meeting. The notice need not specify the purposes of the meeting.
     Section 2.3.   Quorum and Voting.
     A majority of the whole authorized number of directors is necessary to constitute a quorum for the transaction of business, except that a majority of directors in office constitutes a quorum for filling a vacancy on the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the directors.

     Section 2.4.   Action Without a Meeting.
     Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings are to be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval of that director is a signed writing for purposes of this Section 2.4.
     Section 2.5.   Committees.
     The directors may from time to time create a committee or committees of the directors, to consist of one or more directors, and may delegate to any committee or committees any of the authority of the directors, other than the authority of filling vacancies among the directors or in any committee of the directors. Each committee serves at the pleasure of the directors, can act only in intervals between meetings of the directors, and is subject to the control and direction of the directors.
3. OFFICERS
     Section 3.1.   Officers.
     The officers of the Corporation will include a President, a Secretary and a Treasurer. The Corporation may also have a Chairman of the Board, one or more Vice Presidents and such other officers and assistant officers as the directors consider necessary. All of the officers are to be elected by the directors. Any Chairman of the Board is to be a director. None of the other officers need to be directors. Any two or more offices may be held by the same person, but no officer is to execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers. All officers are to be elected annually.
     Section 3.2.   Authority and Duties of Officers.
     Each officer of the Corporation is to have the authority and perform such duties as are customarily incident to the office in which the officer serves, except as otherwise determined by the directors.
     Section 3.3.   Removal and Filling Vacancies of Officers.
     Any officer may be removed, with or without cause, by the directors without prejudice to the contract rights of the officer. The directors may fill any vacancy in any office occurring for any reason.

4. INDEMNIFICATION AND INSURANCE
     Section 4.1.   Indemnification.
     The Corporation shall indemnify each director and officer, each former director and officer and each person who may have served at its request as an officer and each person who may have served at its request as a director, trustee or officer of any other Corporation, partnership, joint venture, trust or other enterprise, to the greatest extent permitted by Ohio law, with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at its request as aforesaid. Indemnification hereunder shall include all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement if actually and reasonably incurred by him in connection with such action, suit or proceeding. Such expenses shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. In addition, the Corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving as an employee or agent of another enterprise at the request of the Corporation; subject, however, to the limitations imposed by Ohio law. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or any agreement, vote of shareholders or disinterested directors or otherwise (including, without limitation, any insurance), both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and successors of such a person.
5. SHARES
     Section 5.1.   Transfer and Registration of Certificates.
     The directors may make rules regarding: the manner in which and conditions upon which a certificated security, and the associated shares, may be transferred; the manner in which and conditions upon which a uncertificated security, and the associated shares, may be transferred; restrictions on the right to transfer the shares; and reservations of liens on shares.
     Section 5.2.   Substituted Certificates.
     Any person claiming a certificate for shares to have been lost, stolen or destroyed is to make an affidavit or affirmation of that fact, and, if required by the directors, or by the President or a Vice President and the Secretary or the Treasurer, is to post a bond on such terms as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

6. AMENDMENTS
     These Regulations may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on the proposal or by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. The Board of Directors is expressly authorized to adopt, amend or repeal the Regulations, without any action on the part of the shareholders; provided, however, such power shall not divest or limit the power of the shareholders to adopt, amend or repeal the Regulations. If an amendment is adopted by written consent without a meeting of the shareholders, the Secretary is to mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote on the amendment or the new Regulations but did not participate in the written consent.